Exhibit 23.1

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement of our report dated March 13, 2003, except for Note 12, which is as of March 31, 2003, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

s/BDO Seidman, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

August 11, 2003